Exhibit 10.3

Execution Version

CONFIDENTIALITY AGREEMENT

This CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of March 28, 2025 (the “Effective Date”), is entered into by and between W. R. Berkley Corporation, a Delaware corporation (“Berkley”), and Mitsui Sumitomo Insurance Company, Limited, a Japanese stock company (“MSI”, and each of Berkley and MSI, a “party”).

RECITALS

WHEREAS, simultaneously with the execution and delivery of this Agreement, (a) MSI and WR Berkley & Others LLC are entering into a framework agreement (“Framework Agreement”) with respect to the acquisition by MSI of shares of Berkley and certain other matters, and (b) MSI and Berkley are entering into a letter agreement (the “Letter Agreement”) setting forth the parties’ cooperation obligations related to the transactions contemplated by the Framework Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are acknowledged by each of the parties, and upon the terms and subject to the conditions set forth in this Agreement, the parties agree as follows:

1. Confidential Information. All information (written or oral) relating to a party (a “providing party”) that a providing party or any of its stockholders, affiliates, directors, officers, employees, agents or advisers, including legal and accounting advisers and auditors (collectively, “Representatives”) furnishes or has furnished to the other party (a “receiving party”) or any of its Representatives at any time in connection with the transactions contemplated by the Framework Agreement and the limited liability company agreement of Symphony Partners, LLC to be entered into in connection therewith, including the obligations arising under the Letter Agreement, and all notes, analyses, compilations, forecasts, studies or other documents prepared by the receiving party or its Representatives that contain or reflect such information, are referred to in this Agreement as the providing party’s “Confidential Information.” Confidential Information does not include information (a) that is or becomes available to the public other than as a result of an act or omission by the receiving party or any of its Representatives in violation of this Agreement, (b) that a receiving party or its Representative receives or has received on a nonconfidential basis from a source other than the providing party or any of its Representatives, provided that, such source is not known to the receiving party to be subject to a contractual, legal, fiduciary or other obligation of confidentiality with respect to such information, (c) that a receiving party or its Representatives has received from the providing party or any of its affiliates or Representatives prior to the date hereof, without an obligation to maintain its confidentiality or (d) that was independently developed by the receiving party or its Representatives without the use of the Confidential Information.

2. Use of Confidential Information. Each receiving party will disclose the providing party’s Confidential Information only to the receiving party’s Representatives who need to know such information for the purposes contemplated by the Letter Agreement and who have been informed by the receiving party of the confidential nature of such Confidential Information and instructed by the receiving party to comply with the terms of this Agreement. Each receiving party will keep the providing party’s Confidential Information confidential and will use such Confidential Information solely for the purpose contemplated by the Letter Agreement. Each receiving party will be responsible for any actions taken by its Representatives that would be deemed a breach of this Agreement if the receiving party had taken such actions.

3. Disclosure of Confidential Information. In the event that a receiving party or any of its Representatives is requested or required by a governmental authority or contractually appointed arbitrator to disclose any of the providing party’s Confidential Information, the receiving party will, to the extent not prohibited by law, rule or regulation or court or administrative order or request, give the providing party prompt written notice of such request or requirement so that the providing party may seek (at MSI’s sole expense) an appropriate order or other remedy protecting such Confidential Information from disclosure, and the receiving party will cooperate, reasonably and at the disclosing party’s expense, with the providing party to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained or the providing party waives its right to seek such an order or other remedy, the receiving party (or its Representatives to whom such request is directed) may, without liability under this Agreement, furnish only that portion of the providing party’s Confidential Information that, on the advice of its counsel, the receiving party (or such Representatives) is requested or required to disclose, provided that, the receiving party gives the providing party written notice of the information to be disclosed as far in advance of its disclosure as practicable and uses reasonable efforts, at the providing party’s sole expense, to obtain assurances that confidential treatment will be accorded to such information. Notwithstanding the foregoing, the receiving party and its Representatives may disclose Confidential Information (a) in connection with the regulatory processes foreseen by the Letter Agreement without giving notice to the disclosing party, (b) in response to any audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, examiner or auditor, without giving notice to the disclosing party thereof or cooperating with the disclosing party with respect thereto, or (c) in the case of MSI, to any bona fide prospective purchaser of MSI’s interests in Berkley; provided that, in the case of (c), MSI shall be required to obtain the prior written consent of Berkley prior to sharing any Confidential Information of Berkley with any such prospective purchaser and such prospective purchaser shall enter into a confidentiality agreement with Berkley in a form reasonably acceptable to Berkley prior to any Confidential Information being disclosed.

4. Limitation on Representations and Warranties. No providing party or Representative of a providing party has made or is making, and no receiving party is relying on, any representation or warranty, express or implied, regarding the accuracy or completeness of any Confidential Information provided by or on behalf of the providing party, including without limitation any projections, estimates, budgets or information relating to the assets, liabilities, results of operations, condition (financial or otherwise), customers, suppliers or employees of the providing party, and no providing party or Representative of a providing party shall have any liability to the receiving party or any of its Representatives relating to or resulting from the use of Confidential Information provided by or on behalf of the providing party.

5. Cooperation Process; Property. Except with the prior permission of the other party, all requests for information in compliance with the Letter Agreement, in each case that are directed to the other party or its Representatives, must be directed to the specific individuals who may be specifically designated by the respective parties. Confidential Information of a providing party is and shall always remain the exclusive property of such providing party, and the receiving party acknowledges the right, title and interest of the providing party in and to such information. The providing party does not grant the receiving party or any of its Representatives any ownership, license, copyright or similar right related to any of the Confidential Information.

6. Return, Destruction of Confidential Information. Following the termination of the Framework Agreement, each receiving party will, and will direct its Representatives to, promptly return to the providing party or destroy (at the receiving party’s option) the Confidential Information received by the receiving party or its Representatives from the disclosing party and its Representatives; provided that, neither party nor any of its Representatives will be required to erase electronically stored Confidential Information that has been saved to a backup file in accordance with ordinary electronic backup practices, legal or regulatory requirements or internal document retention policies or professional standards, on the condition that, except as otherwise required by applicable law (a) personnel whose functions are not primarily information technology, legal or compliance do not access such retained copies, and (b) personnel whose functions are primarily information technology, legal or compliance in nature access such copies only as reasonably necessary for the performance of their information technology, legal or compliance duties (e.g., for purposes of system recovery). Notwithstanding the return, destruction or retention of Confidential Information, each party and its respective Representatives will continue to be bound by the obligations of confidentiality and other obligations hereunder for a period of two (2) years after such obligations terminate pursuant to Section 7 or this Agreement is otherwise terminated by the parties.

7. Termination. This Agreement shall terminate automatically and immediately upon the termination of all of the parties’ obligations under the Letter Agreement in accordance with its terms; provided that, the parties’ obligations with respect to any Confidential Information that has been provided prior to such termination shall survive for a period of two (2) years after such termination.

8. Non-Circumvention. No party shall, directly or indirectly, take, omit to take, or permit any action having a purpose of circumventing or having an effect of circumventing or rendering inapplicable, in whole or in part, the rights or obligations of any party under this Agreement.

9. Remedies; Specific Performance. Each of the parties hereto agrees that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages would not be a sufficient remedy for any breach of this Agreement. It is accordingly agreed that, without the necessity of posting bond or any other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. If any action is brought in equity for injunctive relief or to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law, each party will not (and will direct its Representatives not to) oppose the granting of such relief, and each party will waive any requirement for the posting of any bond or other security in connection therewith.

10. Amendment; Waiver. This Agreement may not be amended or modified without the written consent of each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any party may waive any provision of this Agreement with respect to itself if such waiver is approved in writing by such party.

11. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

12. Successors and Assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto; provided that, MSI may assign its rights and obligations hereunder to any permitted transferee to which it transfers its shares of Berkley; provided, however, no such assignment shall limit or relieve MSI of its duties under this Agreement and MSI may not share Berkley’s Confidential Information with any third parties (other than its Representatives) without Berkley’s prior written consent except as otherwise permitted by this Agreement. Any attempted assignment in violation of this Section 12 shall be void ab initio. To the maximum extent permitted by law, and without limitation on any other rights of the parties, this Agreement shall be binding on each party’s successors and assigns.

13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law by a court of competent jurisdiction, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided that, the parties shall cooperate to amend this Agreement to include a legal, valid and enforceable replacement provision of similar terms and effects.

14. Entire Agreement. This Agreement (including all exhibits and schedules hereto) hereby constitutes the entire agreement and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the Delaware Uniform Electronic Transactions Act (6 DE Code § 12A-107), or covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Governing Law. This Agreement and any dispute arising hereunder, including with respect to the formation or validity hereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party irrevocably submits, for the purposes of any suit, action or other proceeding arising out of, or based upon, this letter agreement or the subject matter hereof, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware.

17. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first written above.

W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio
Name:	Richard M. Baio
Title:	Executive Vice President, Chief Financial Officer

MITSUI SUMITOMO INSURANCE COMPANY, LIMITED

By:	/s/ Shinichiro Funabiki
Name:	Shinichiro Funabiki
Title:	President and Chief Executive Officer

[Signature Page to Confidentiality Agreement]